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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                          Amendment No. 2 to Form 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JULY 2, 1998


                           AUREAL SEMICONDUCTOR INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                           0-20684               94-3117385
(State or other jurisdiction of      (Commission File Number)     (IRS Employer
        incorporation)                                          Identification No.)


                              4245 TECHNOLOGY DRIVE
                                FREMONT, CA 94538
                                 (510) 252-4245
                            (Address and phone number
                  of Registrant's principal executive offices)







This report, including exhibits consists of 3 pages. The exhibit index is located on page 3.
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        ITEM 5.  OTHER EVENTS

        On March 11, 1998, Aureal Semiconductor Inc. (the "Company") completed a private placement transaction for the sale of $5 million of the Company's three-year 8% Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The sale of Preferred Stock was not registered under the Securities Act of 1933, as amended (the "1933 Act") nor will the Common Stock issuable upon conversion of the Preferred Stock be registered under the 1933 Act, in reliance upon the exemptions provided by Sections 4(2) of the 1933 Act and Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. The purchasers of the Preferred Stock were all accredited investors, as defined in Rule 501 of Regulation D.

        The Preferred Stock is convertible at the lesser of the fixed conversion price ("Fixed Conversion Price") of $2.50 face value of the Preferred Stock per share of the Company's Common Stock (the "Common Stock") or at varying discounts from the then-current market price of the Common Stock if the Common Stock is trading at prices below $2.50 per share over certain periods of time ("Variable Conversion Price"). Conversion of the Preferred Stock can commence at a date four months after the final close date (March 11, 1998). Variable Conversion Price conversions can be completed at the rate of 15% of the originally issued Preferred Stock per month. 100% of the Preferred Stock is thus available for Variable Conversion Price conversion as of January 1999. No such limitations apply to Fixed Conversion Price conversions.

       Accretion at the 8% rate on the outstanding Preferred Stock is terminated if at any time the Common Stock trades at a price in excess of 150% of the Fixed Conversion Price for twenty consecutive trading days. At such time as accretion is terminated, if ever, all restrictions as to conversion are eliminated. If not converted earlier, all outstanding Preferred Stock will be converted on the three-year anniversary of the final closing.

       In conjunction with the sale of the Preferred Stock, the Company issued warrants to the placement agent, to purchase 140,000 shares of the Common Stock. The warrants are exercisable for five years, at $2.50 per share of Common Stock.

       The combination of the common shares underlying the Preferred Stock (2,000,000 at the Fixed Conversion Price) and the warrants (140,000) as of the initial sale date represent approximately 4.8% of the total outstanding voting securities of the Company.

       The net proceeds from the sale of the Preferred Stock were used to pay down the outstanding balance under the Company's existing line of credit.
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        ITEM 7.  EXHIBITS

        Exhibit No.                       Description
        -----------                       -----------

        5.1(1)                Aureal Semiconductor Inc. Regulation D
                              Subscription Agreement

        5.2(1) Certificate of Designation of Series A Preferred Stock of Aureal Semiconductor Inc.

        5.3(1)                Registration Rights Agreement

        5.4(1)                Form of Warrant


(1) Incorporated by reference to the exhibits to Form 8-K filed on March 16, 1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 2, 1998

                                            AUREAL SEMICONDUCTOR INC.


                                            /s/  David J. Domeier
                                            ----------------------------------
                                            David J. Domeier
                                            Vice President, Finance and
                                            Chief Financial Officer